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                                                                     EXHIBIT 4.1
                                                                     -----------
                      SPECIMEN CERTIFICATE OF COMMON STOCK

[CERTIFICATE NUMBER]                                          [NUMBER OF] SHARES

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                               CCP WORLDWIDE, INC.

                    TOTAL AUTHORIZED ISSUE 105,000,000 SHARES

                                 See Reverse for
                               Certain Definitions

100,000,000 Shares $.001 Par Value             5,000,000 Shares $.0001 Par Value
          Common  Stock                                Preferred  Stock

                                    SPECIMEN
  This  is to certify that _____________________________________ is the owner of

              ____________________________________________________

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                               CCP WORLDWIDE, INC.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.



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